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                                                                     Exhibit 5.1

                                August 12, 2004

Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, NY 10111

Re: Registration of Securities of Antigenics Inc. with an Aggregate Public Offering Price of up to $100,000,000

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus that is part of the Registration Statement (the "Prospectus"), filed by Antigenics Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") on or about the date hereof. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company of (i) shares of the Company's Common Stock, $0.01 par value ("Common Stock"), (ii) shares of the Company's Preferred Stock, $0.01 par value (the "Preferred Stock") (iii) one or more series of debt securities (the "Debt Securities"). The Common Stock, the Preferred Stock and the Debt Securities are collectively referred to herein as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock.

     The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture"), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee").

     We have acted as counsel for the Company in connection with the filing of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     The opinions expressed below are limited to (i) the laws of the Commonwealth of Massachusetts and (ii) the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported cases interpreting those laws.

     Based upon the foregoing, we are to the opinion that:

          1. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 100,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for newly issued shares in the manner contemplated by the


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               Registration Statement, the Prospectus and the related Prospectus
               Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          2. The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation") to issue up to 25,000,000 shares of Preferred Stock, 31,620 shares of which have been designated Series A Convertible Preferred Stock and 24,968,380 shares of which have not been designated and reserved prior to the date hereof. When a new series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, including the filing of a Certificate of Designations relating to such series, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

          3. When (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of a particular series of Debt Securities, and (ii) the Company and the Trustee duly execute and deliver an Indenture that establishes the specific terms of such Debt Securities and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to at liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     We assume for purposes of this opinion that (i) the Company is and will remain duly organized, validly existing and in good standing under applicable state law, (ii) that the consideration per share of Common Stock or Preferred Stock will not be less than $.01 and (iii) the number of shares of Preferred Stock or Common Stock issued or issuable on exercise or conversion of the Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Preferred Stock or Common Stock authorized by the Certificate of Incorporation on the date hereof, as amended by any Certificates of Designation or amendment to the Certificate of Incorporation hereafter filed by the Company with respect to Preferred Stock or Common Stock prior to the issuance of such shares.


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     To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company has the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  Very truly yours,

                                                  /s/ Ropes & Gray LLP
                                                  --------------------
                                                  Ropes & Gray LLP